UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2006

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2006, ACE Limited completed the sale of three run-off reinsurance subsidiaries to Randall & Quilter Investment Holdings Limited, an international insurance management firm. The agreement to sell ACE American Reinsurance Company, Brandywine Reinsurance Co. (UK) Ltd. and Brandywine Reinsurance Company S.A.-N.V. to Randall & Quilter was announced in January 2005.

As a result of the sale, the ACE Group of Companies has reduced its exposure to legacy liabilities, including asbestos, by approximately $900 million, and has reduced its reinsurance recoverables by approximately $400 million. The sale followed certain necessary approvals by the U.K.’s Financial Services Authority and the Pennsylvania Department of Insurance. Both regulators approved the sale of the companies within their jurisdiction after concluding that the companies were adequately capitalized and that Randall & Quilter was a fit buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: July 10, 2006